UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2005

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2005, Magellan Midstream Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement with Magellan Midstream Holdings, L.P. (“Magellan Holdings”), the owner of the Partnership’s general partner, other affiliates of the Partnership named therein, and Wachovia Capital Markets, LLC in connection with the sale by Magellan Holdings of common units representing limited partner interests in the Partnership. The Partnership did not receive any of the proceeds of the offering.

The common units were offered pursuant to a prospectus supplement and accompanying base prospectus filed with the Securities and Exchange Commission in connection with a shelf takedown from the Partnership’s Registration Statement on Form S-3 (Reg. No. 333-109732).

Item 7.01 Regulation FD Disclosure.

The Partnership wishes to disclose the information set forth in its press release dated June 6, 2005, furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

1.1	Underwriting Agreement dated June 6, 2005 among Magellan Midstream Partners, L.P., Magellan Midstream Holdings, L.P., other affiliates of the Partnership named therein, and Wachovia Capital Markets, LLC.

99.1	Partnership’s Press Release dated June 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

By:	Magellan GP, LLC,
its General Partner

Date: June 7, 2005	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement dated June 6, 2005 among Magellan Midstream Partners, L.P., Magellan Midstream Holdings, L.P., other affiliates of the Partnership named therein, and Wachovia Capital Markets, LLC.

99.1	Copy of the Partnership’s press release dated June 6, 2005.